To the Trustees and Shareholders of Eaton Vance
Senior Floating-Rate Trust:
In planning and performing our audit of the
financial statements of Eaton Vance Senior
Floating-Rate Trust (the "Trust") as of and for the
year ended October 31, 2013, in accordance with
the standards of the Public Company Accounting
Oversight Board (United States), we considered
the Trust's internal control over financial reporting,
including controls over safeguarding securities, as
a basis for designing our auditing procedures for
the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Trust's internal control over
financial reporting.  Accordingly, we express no
such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.  A trust's
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles.  A
trust's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the
trust; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance
with generally accepted accounting principles, and
that receipts and expenditures of the trust are
being made only in accordance with
authorizations of management and trustees of the
trust; and (3) provide reasonable assurance
regarding prevention or timely detection of
unauthorized acquisition, use, or disposition of a
trust's assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.  Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.  A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of a trust's annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Trust's internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's
internal control over financial reporting and its
operation, including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of October 31,
2013
This report is intended solely for the information
and use of management and the Trustees of
Eaton Vance Senior Floating-Rate Trust and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone
other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 16, 2013